Exhibit 99.1


           Milacron's Q4 Sales and Earnings Improve; New Orders up 9%


     CINCINNATI--(BUSINESS WIRE)--Feb. 24, 2006--Milacron Inc. (NYSE: MZ) today reported fourth quarter 2005 net earnings of $5.7 million, or $0.05 per diluted share, on sales of $217 million. This compared to a net loss of $1.9 million, or $0.03 per share, on sales of $213 million in the fourth quarter of 2004. Fourth quarter net earnings included a $5.6 million income tax benefit in both 2004 and 2005.
     Both sales and operating earnings in the most recent quarter came in at the high end of the guidance last issued by Milacron on November 4, 2005. New orders were $215 million, a 9% gain over the year-ago quarter of 2004.
     During the fourth quarter of 2005, net cash provided by operations was $3.3 million. At the end of the fourth quarter, Milacron had $46 million in cash and $37 million in borrowing availability under its revolving credit agreement, for total liquidity of $83 million, virtually unchanged from the beginning of the quarter.

     Year 2005

     Milacron's net loss for the year was $14.1 million, or $0.43 per share, compared to a net loss of $51.8 million, or $1.73 per share, in 2004. 2005 results included $1.5 million in after-tax restructuring costs. Results in 2004 included, with no tax benefit, $21.4 million in refinancing costs and $13.0 million in restructuring charges.
     Sales in 2005 reached $809 million, up 4% from $774 million in 2004. New orders rose to $823 million from $766 million, a 7% increase, as solid growth in North America and Asia offset continued weakness in European markets. Net cash provided by operations for the year was $9.2 million.

     Segment Results

     Machinery Technologies-North America (machinery and related parts and services for injection molding, blow molding and extrusion supplied from North America, India and China) Driven by higher demand for our injection molding machines, new orders of $102 million were up 12% over the fourth quarter of 2004, while sales rose 11% to $107 million. Despite higher sales, segment earnings (earnings before interest, taxes and restructuring charges) declined to $5.6 million from $9.1 million in the year-ago quarter, reflecting higher costs for new product startups, materials, pension and Sarbanes-Oxley compliance.
     For the year 2005, new orders in this segment were $387 million, up 15% from $337 million in 2004. Sales rose 13% to $377 million. Driven by better pricing and sales volume growth, segment earnings improved slightly to $16.7 million from $16.0 million in 2004.
     Machinery Technologies-Europe (machinery and related parts and services for injection molding and blow molding supplied from Europe) Fourth quarter new orders increased to $40 million over a weak $33 million in the year-ago quarter. Sales, however, declined to $37 million from $45 million due to softer demand and nearly $3 million in unfavorable currency translation effects. Lower sales volumes led to a loss of $0.7 million, compared to a loss of $0.2 million in the fourth quarter of 2004.
     For the year 2005, this segment's new orders were $153 million compared to $155 million in 2004, while sales fell to $150 million from $167 million in 2004. Driven primarily by lower sales volumes, the segment posted an operating loss of $4.9 million compared to earnings of $1.9 million a year ago.
     Mold Technologies (mold bases and related parts and services, as well as maintenance, repair and operating (MRO) supplies for injection molding worldwide) Sales in the fourth quarter of 2005 were $44 million, essentially even with those of 2004, despite nearly $1 million in unfavorable currency translation effects. Segment earnings declined slightly to $1.6 million from $1.9 million in the year-ago quarter, as cost reduction measures partially made up for higher material costs.
     Sales in 2005 were $173 million, up 4% from $167 million a year ago. Segment earnings, however, declined slightly to $3.9 million from $4.3 million, as savings from our cost reduction measures were counteracted primarily by higher material costs and Sarbanes-Oxley compliance expense.
     Industrial Fluids (water-based and oil-based coolants, lubricants and cleaners for metalcutting and metalforming operations worldwide) Fourth quarter sales of $30 million were up slightly over those of a year ago, as price increases compensated for lower shipping volumes and unfavorable currency translation effects. Segment earnings improved to $4.0 million from $0.5 million, aided in large part by improved pricing and favorable settlements of product liability claims in the quarter.
     Industrial fluid sales in 2005 were $112 million, up from $109 million in 2004, as price increases offset volume declines. Segment earnings held steady at $9.1 million versus $9.2 million in 2004, as improved pricing and operating efficiency made up for higher costs of materials, pension and Sarbanes-Oxley compliance.

     Outlook

     "We expect 2006 to be a better year," said Ronald D. Brown, chairman, president and chief executive officer. "As energy and material costs, including resin prices, appear to be stabilizing, the economic fundamentals favor continued recovery in industrial markets worldwide. As a result, we are projecting an overall volume growth of 4% to 5% in 2006.

     "For the first quarter, we expect to show modestly favorable comparisons versus a year ago, both in sales and in segment earnings before the effect of any restructuring charges. While we will be executing the restructuring of our European plastics businesses throughout 2006, the bulk of the benefits will not be realized until 2007. However, further sales growth and improved pricing, as well as continual cost reductions, are expected to improve overall operating results," he said.

     Dividends

     The company is accruing dividends on its preferred stock but has not declared payments for the quarter ended December 31, 2005. No dividends were declared or accrued on its common stock. Milacron currently has outstanding:
60,000 shares of 4% Cumulative Preferred Stock, 500,000 shares of 6% Series B Convertible Preferred Stock, and approximately 50 million shares of common stock.

     Conference Call Today

     Milacron will hold an open investor conference call today at 1 p.m. Eastern Time, which can be accessed live at www.milacron.com. The dial-in number for those interested in asking questions is (913) 981-4900. A replay of the call will be available on this site as well as by phone from 4:00 p.m. ET on February 24 through midnight Friday, March 3. Replay phone numbers: 719-457-0820 and 888-203-1112; replay passcode: 5964423.

     Note: Financial results in this release and accompanying tables are preliminary, unaudited and subject to change until Milacron files its Annual Report on Form 10-K with the Securities and Exchange Commission, which it expects to do on or before March 15, 2006.

     The forward-looking statements above by their nature involve risks and uncertainties that could significantly impact operations, markets, products and expected results. For further information please refer to the Cautionary Statement included in the company's most recent Form 10-Q on file with the Securities and Exchange Commission.

     First incorporated in 1884, Milacron is a leading global supplier of plastics-processing technologies and industrial fluids, with major manufacturing facilities in North America, Europe and Asia. For further information, visit www.milacron.com or call the toll-free investor line: 800-909-MILA (800-909-6452).



Milacron Inc. and Subsidiaries
                                                 Fourth Quarter 2005
----------------------------------------------------------------------
                   Three Months Ended              Year Ended
                      December 31,                December 31,
               --------------------------- ---------------------------
                   2005          2004          2005          2004
------------------------------------------ ---------------------------

Sales          $217,057,000  $213,083,000  $808,899,000  $774,243,000

Earnings
 (loss) from
 continuing
 operations       4,435,000    (1,853,000)  (16,601,000)  (51,304,000)
 Per Share
  Basic                0.06         (0.03)        (0.48)        (1.72)
  Diluted              0.04         (0.03)        (0.48)        (1.72)

Earnings
 (loss) from
 discontinued
 operations       1,232,000        (1,000)    2,549,000      (479,000)
 Per Share
  Basic                0.03         (0.00)         0.05         (0.01)
  Diluted              0.01         (0.00)         0.05         (0.01)

Net earnings
 (loss)           5,667,000    (1,854,000)  (14,052,000)  (51,783,000)
 Per Share
  Basic                0.09         (0.03)        (0.43)        (1.73)
  Diluted              0.05         (0.03)        (0.43)        (1.73)


Common shares
 Weighted
  average
  outstanding
  for basic
  EPS            47,842,000    40,195,000    47,665,000    40,955,000
 Weighted
  average
  outstanding
  for diluted
  EPS           104,993,000    40,195,000    47,665,000    40,955,000
 Outstanding
  at quarter
  end            50,113,000    48,599,000    50,113,000    48,599,000

------------------------------------------
Note:  These statements are unaudited.



Consolidated Earnings
Milacron Inc. and Subsidiaries
                                                   Fourth Quarter 2005
----------------------------------------------------------------------
(In millions, except per-share       Three Months
 data)                                  Ended           Year Ended
                                     December 31,      December 31,
                                   ----------------- -----------------
                                     2005     2004     2005     2004
---------------------------------------------------- -----------------

Sales                              $ 217.1  $ 213.1  $ 808.9  $ 774.2
Cost of products sold                174.6    169.9    663.0    626.6
Cost of products sold related to
 restructuring                           -     (0.2)       -      1.4
                                    -------  -------  -------  -------
 Total cost of products sold         174.6    169.7    663.0    628.0
                                    -------  -------  -------  -------
  Manufacturing margins               42.5     43.4    145.9    146.2
   Percent of sales                   19.6%    20.4%    18.0%    18.9%

Other costs and expenses
 Selling and administrative           35.3     34.4    133.9    126.9
 Refinancing costs (a)                   -        -        -     21.4
 Restructuring costs (b)               0.8      7.9      1.6     11.6
 Other expense - net                   0.1      1.1      0.5      2.9
                                    -------  -------  -------  -------
  Total other costs and expenses      36.2     43.4    136.0    162.8
                                    -------  -------  -------  -------

Operating earnings (loss)              6.3        -      9.9    (16.6)

Interest expense - net (c)            (7.4)    (7.5)   (30.3)   (37.3)
                                    -------  -------  -------  -------

Loss from continuing operations
 before income taxes                  (1.1)    (7.5)   (20.4)   (53.9)

Benefit for income taxes              (5.6)    (5.6)    (3.8)    (2.6)
                                    -------  -------  -------  -------

Earnings (loss) from continuing
 operations                            4.5     (1.9)   (16.6)   (51.3)

Discontinued operations - net of
 income taxes (d)                      1.2        -      2.5     (0.5)
                                    -------  -------  -------  -------

Net earnings (loss)                $   5.7  $  (1.9) $ (14.1) $ (51.8)
                                    =======  =======  =======  =======

Earnings (loss) per common share
 Basic
  Continuing operations            $  0.06  $ (0.03) $ (0.48) $ (1.72)
  Discontinued operations             0.03        -     0.05    (0.01)
                                    -------  -------  -------  -------
   Net earnings (loss)             $  0.09  $ (0.03) $ (0.43) $ (1.73)
                                    =======  =======  =======  =======
 Diluted
  Continuing operations            $  0.04  $ (0.03) $ (0.48) $ (1.72)
  Discontinued operations             0.01        -     0.05    (0.01)
                                    -------  -------  -------  -------
   Net earnings (loss)             $  0.05  $ (0.03) $ (0.43) $ (1.73)
                                    =======  =======  =======  =======

(a) Represents costs incurred in pursuing various alternatives to the company's March 12, 2004 refinancing of $200 million of debt and other obligations and costs that resulted from the refinancing and recapitalization of the company.
(b) Represents costs related to initiatives to reduce operating and administrative costs.
(c) For the year ended December 31, 2004, includes $6.4 million for the write-off of a financial asset related to a beneficial conversion feature that allowed the holders of convertible debt issued on March 12, 2004 to acquire common shares on April 15, 2004 at $2.00 per share.
(d) In 2005, represents adjustments of reserves related to prior divestitures. For the year ended December 31, 2004, includes reserve adjustments and the presentation of Grinding Wheels as a discontinued operation prior to its divestiture in the second quarter.

----------------------------------------------------
Note:  These statements are unaudited.



Consolidated Balance Sheets
Milacron Inc. and Subsidiaries
                                                  Fourth Quarter 2005
----------------------------------------------------------------------
(In millions)                                December 31, December 31,
                                                 2005         2004
----------------------------------------------------------------------

Assets
Cash and cash equivalents                    $      45.7  $      69.2
Notes and accounts receivable-net                  117.7        134.6
Inventories                                        161.1        153.9
Other current assets                                44.0         49.1
                                              -----------  -----------
 Total current assets                              368.5        406.8
Property, plant and equipment - net                114.2        128.4
Goodwill                                            83.7         86.6
Other noncurrent assets                            105.4        116.1
                                              -----------  -----------
 Total assets                                $     671.8  $     737.9
                                              ===========  ===========

Liabilities and shareholders' equity (deficit)

Short-term borrowings and long-term debt due
 within one year (a)                         $       6.7  $      17.2
Trade accounts payable and advance billings
 and deposits                                       98.7         98.9
Accrued and other current liabilities               76.9         97.3
                                              -----------  -----------
 Total current liabilities                         182.3        213.4
Long-term accrued liabilities                      261.4        238.2
Long-term debt                                     233.3        235.9
Shareholders' equity (deficit)                      (5.2)        50.4
                                              -----------  -----------
 Total liabilities and shareholders' equity
  (deficit)                                  $     671.8  $     737.9
                                              ===========  ===========

(a) In 2005, $2.2 million was drawn against the revolving credit facility, excluding outstanding letters of credit of $7.9 million. In 2004, $11.0 million was drawn against the revolving credit facility, excluding outstanding letters of credit of $10.5 million.

--------------------------------------------
Note:  These statements are unaudited.




Consolidated Cash Flows
Milacron Inc. and Subsidiaries
                                                  Fourth Quarter 2005
----------------------------------------------------------------------
(In millions)                         Three Months
                                         Ended           Year Ended
                                      December 31,      December 31,
                                   ----------------- -----------------
                                      2005     2004     2005     2004
---------------------------------------------------- -----------------

Increase (decrease) in cash and
 cash equivalents
Operating activities cash flows
 Net earnings (loss)               $   5.7  $  (1.9) $ (14.1) $ (51.8)
 Discontinued operations - net of
  income taxes                        (1.2)       -     (2.5)     0.5
 Depreciation and amortization         5.0      4.9     18.5     20.3
 Refinancing costs                       -        -        -     21.4
 Restructuring costs                   0.8      7.9      1.6     13.0
 Working capital changes
  Notes and accounts
   receivable (a)                     (3.6)    (3.5)    10.0    (36.1)
  Inventories                         (0.9)    (2.3)   (14.3)    (1.1)
  Other current assets                 2.1     10.5      3.4      3.0
  Trade accounts payable               1.4      6.1      0.8      9.3
  Other current liabilities           (6.2)   (18.7)    (7.6)   (30.4)
 Deferred income taxes and other -
  net                                  0.2      6.3     13.4     10.2
                                    -------  -------  -------  -------
  Net cash provided (used) by
   operating activities                3.3      9.3      9.2    (41.7)

Investing activities cash flows
 Capital expenditures                 (5.7)    (4.5)   (12.7)    (8.8)
 Divestiture                             -        -      0.3      8.0
 Other - net                           0.5      0.2      2.6      0.6
                                    -------  -------  -------  -------
  Net cash used by investing
   activities                         (5.2)    (4.3)    (9.8)    (0.2)

Financing activities cash flows
 Issuance of long-term debt              -        -        -    219.8
 Repayments of long-term debt         (0.4)    (0.5)    (5.0)  (261.5)
 Increase (decrease) in short-term
  borrowings                           2.1      1.1     (7.3)    68.5
 Issuance of common shares               -     25.2        -     25.2
 Debt issuance costs                     -     (2.9)    (0.6)   (27.8)
 Costs of 2004 rights offering           -        -     (1.1)       -
 Dividends paid                       (1.5)    (1.7)    (6.2)    (3.3)
                                    -------  -------  -------  -------
  Net cash provided (used) by
   financing activities                0.2     21.2    (20.2)    20.9

Effect of exchange rate
 fluctuations on cash and cash
 equivalents                          (0.9)     2.5     (2.7)     1.6
Cash flows related to discontinued
 operations                              -        -        -     (4.2)
                                    -------  -------  -------  -------
Increase (decrease) in cash and
 cash equivalents                     (2.6)    28.7    (23.5)   (23.6)

Cash and cash equivalents at
 beginning of period                  48.3     40.5     69.2     92.8

                                   ------- ------- -------- -------
Cash and cash equivalents at end
 of period                         $  45.7  $  69.2  $  45.7  $  69.2
                                    =======  =======  =======  =======

(a) For the year ended December 31, 2004, includes $33 million representing the effect of the repayment of the amounts that were previously sold on the receivables sale program.

--------------------------------------------------
Note:  These statements are unaudited.



Segment and Supplemental Information
Milacron Inc. and Subsidiaries
                                                  Fourth Quarter 2005

----------------------------------------------------------------------
(In millions)                Three Months Ended       Year Ended
                                December 31,         December 31,
                            -------------------- ---------------------
                             2005 (a)    2004     2005 (a)   2004 (a)
----------------------------------------------------------------------

Machinery technologies
 North America
 Sales                      $   107.3  $   96.7  $   376.5  $   334.4
 Operating cash flow (b)          7.2      10.8       23.0       23.4
 Segment earnings                 5.6       9.1       16.7       16.0
  Percent of sales                5.2%      9.4%       4.4%       4.8%
 New orders                     101.7      90.5      386.5      337.1

Machinery technologies
 Europe
 Sales                      $    36.9  $   44.6  $   149.5  $   167.0
 Operating cash flow (b)          0.5       0.8       (0.6)       6.1
 Segment earnings (loss)         (0.7)     (0.2)      (4.9)       1.9
  Percent of sales               -1.9%     -0.4%      -3.3%       1.1%
 New orders                      40.3      33.0      152.6      155.0

Mold technologies
 Sales                      $    44.2  $   44.3  $   173.4  $   167.1
 Operating cash flow (b)          3.4       3.8        9.9       11.0
 Segment earnings                 1.6       1.9        3.9        4.3
  Percent of sales                3.6%      4.3%       2.2%       2.6%
 New orders                      44.5      44.8      173.7      167.8

Eliminations
 Sales                      $    (1.3) $   (1.0) $    (2.7) $    (3.3)
 New orders                      (1.0)     (0.1)      (2.3)      (2.6)

 Total plastics
  technologies
  Sales                     $   187.1  $  184.6  $   696.7  $   665.2
  Operating cash flow (b)        11.1      15.4       32.3       40.5
  Segment earnings                6.5      10.8       15.7       22.2
   Percent of sales               3.5%      5.9%       2.3%       3.3%
  New orders                    185.5     168.2      710.5      657.3

Industrial fluids
 Sales                      $    30.0  $   28.5  $   112.2  $   109.0
 Operating cash flow (b)          4.4       0.8       10.9       11.0
 Segment earnings                 4.0       0.5        9.1        9.2
  Percent of sales               13.3%      1.8%       8.1%       8.4%
 New orders                      29.8      28.5      112.1      109.1

Total continuing operations
 Sales                      $   217.1  $  213.1  $   808.9  $   774.2
 Operating cash flow (b)         12.1      12.8       30.0       38.1
 Segment earnings                10.5      11.3       24.8       31.4
 Refinancing costs (c)              -         -          -      (21.4)
 Restructuring costs (d)         (0.8)     (7.9)      (1.6)     (13.0)
 Corporate expenses              (3.3)     (3.1)     (12.8)     (11.9)
 Other unallocated
  expenses (e)                   (0.1)     (0.3)      (0.5)      (1.7)
                             ---------  --------  ---------  ---------
 Operating earnings (loss)        6.3      (0.0)       9.9      (16.6)
  Percent of sales                2.9%      0.0%       1.2%      -2.1%
 New orders                     215.3     196.7      822.6      766.4
 Ending backlog                  96.5      87.3       96.5       87.3


(a) In 2005, represents adjustments of reserves related to prior divestitures. For the year ended December 31, 2004, includes reserve adjustments and the presentation of Grinding Wheels as a discontinued operation prior to its divestiture in the second quarter.
(b) Represents EBITDA (earnings before interest, income taxes, depreciation and amortization) before refinancing costs and restructuring costs.
(c) Represents costs incurred in pursuing various alternatives to the company's March 12, 2004 refinancing of $200 million of debt and other obligations and costs that resulted from the refinancing and recapitalization of the company.
(d) Represents costs related to initiatives to reduce operating and administrative costs.
(e) Other unallocated expenses include financing costs including costs related to the sale of accounts receivable prior to March 12, 2004.

---------------------------------------
Note: These statements are unaudited.



Reconciliation of Earnings to Operating Cash Flows
Milacron Inc. and Subsidiaries
                                                   Fourth Quarter 2005
----------------------------------------------------------------------
(In millions)                         Three Months
                                         Ended          Year Ended
                                     December 31,      December 31,
                                   ----------------- -----------------
                                      2005     2004     2005     2004
---------------------------------------------------- -----------------

Machinery technologies North
 America
 Segment earnings                  $   5.6  $   9.1  $  16.7  $  16.0
 Depreciation and amortization         1.6      1.7      6.3      7.4
                                    -------  -------  -------  -------
 Operating cash flow                   7.2     10.8     23.0     23.4

Machinery technologies Europe
 Segment earnings (loss)           $  (0.7) $  (0.2) $  (4.9) $   1.9
 Depreciation and amortization         1.2      1.0      4.3      4.2
                                    -------  -------  -------  -------
 Operating cash flow                   0.5      0.8     (0.6)     6.1

Mold technologies
 Segment earnings                  $   1.6  $   1.9  $   3.9  $   4.3
 Depreciation and amortization         1.8      1.9      6.0      6.7
                                    -------  -------  -------  -------
 Operating cash flow                   3.4      3.8      9.9     11.0

 Total plastics technologies
  Segment earnings                 $   6.5  $  10.8  $  15.7  $  22.2
  Depreciation and amortization        4.6      4.6     16.6     18.3
                                    -------  -------  -------  -------
  Operating cash flow                 11.1     15.4     32.3     40.5

Industrial fluids
 Segment earnings                  $   4.0  $   0.5  $   9.1  $   9.2
 Depreciation and amortization         0.4      0.3      1.8      1.8
                                    -------  -------  -------  -------
 Operating cash flow                   4.4      0.8     10.9     11.0

Total continuing operations
 Net earnings (loss)               $   5.7  $  (1.9) $ (14.1) $ (51.8)
 Discontinued operations - net of
  income taxes (a)                    (1.2)       -     (2.5)     0.5
 Provision for income taxes           (5.6)    (5.6)    (3.8)    (2.6)
 Interest expense - net (b)            7.4      7.5     30.3     37.3
 Refinancing costs (c)                   -        -        -     21.4
 Restructuring costs (d)               0.8      7.9      1.6     13.0
 Depreciation and amortization         5.0      4.9     18.5     20.3
                                    -------  -------  -------  -------
 Operating cash flow               $  12.1  $  12.8  $  30.0  $  38.1
                                    =======  =======  =======  =======


(a) In 2005, represents adjustments of reserves related to prior divestitures. For the year ended December 31, 2004, includes reserve adjustments and the presentation of Grinding Wheels as a discontinued operation prior to its divestiture in the second quarter.
(b) For the year ended December 31, 2004, includes $6.4 million for the write-off of a financial asset related to a beneficial conversion feature that allowed the holders of convertible debt issued on March 12, 2004 to acquire common shares on April 15, 2004 at $2.00 per share.
(c) Represents costs incurred in pursuing various alternatives to the company's March 12, 2004 refinancing of $200 million of debt and other obligations and costs that resulted from the refinancing and recapitalization of the company.
(d) Represents costs related to initiatives to reduce operating and administrative costs.

----------------------------------------------------
Note:  These statements are unaudited.




Reconciliation of Consolidated Earnings to Internal Reporting Measures Milacron Inc. and Subsidiaries
                                                   Fourth Quarter 2005
----------------------------------------------------------------------
(In millions, except per-share data)     Three Months
                                             Ended        Year Ended
                                         December 31,    December 31,
                                       --------------- ---------------
                                         2005    2004    2005    2004
------------------------------------------------------ ---------------


Net earnings (loss)                    $  5.7  $ (1.9) $(14.1) $(51.8)

Discontinued operations - net of
 income taxes (a)                        (1.2)      -    (2.5)    0.5
                                        ------  ------  ------  ------

Earnings (loss) from continuing
 operations                               4.5    (1.9)  (16.6)  (51.3)

Provision for income taxes                5.6     5.6     3.8     2.6
                                        ------  ------  ------  ------

Earnings (loss) from continuing
 operations before income taxes          (1.1)   (7.5)  (20.4)  (53.9)

Interest expense - net (b)                7.4     7.5    30.3    37.3
                                        ------  ------  ------  ------

Operating earnings (loss)                 6.3       -     9.9   (16.6)

Refinancing costs (c)                       -       -       -    21.4
Restructuring costs (d)                   0.8     7.9     1.6    11.6
                                        ------  ------  ------  ------

Earnings from continuing operations
 before interest, income taxes,
 refinancing costs and restructuring
 costs                                 $  7.1  $  7.9  $ 11.5  $ 16.4
                                        ======  ======  ======  ======

Earnings (loss) per common share
 Basic
  Continuing operations                $ 0.06  $(0.03) $(0.48) $(1.72)
  Discontinued operations                0.03       -    0.05   (0.01)
                                        ------  ------  ------  ------
   Net earnings (loss)                 $ 0.09  $(0.03) $(0.43) $(1.73)
                                        ======  ======  ======  ======
 Diluted
  Continuing operations                $ 0.04  $(0.03) $(0.48) $(1.72)
  Discontinued operations                0.01       -    0.05   (0.01)
                                        ------  ------  ------  ------
   Net earnings (loss)                 $ 0.05  $(0.03) $(0.43) $(1.73)
                                        ======  ======  ======  ======



(a) In 2005, represents adjustments of reserves related to prior divestitures. For the year ended December 31, 2004, includes reserve adjustments and the presentation of Grinding Wheels as a discontinued operation prior to its divestiture in the second quarter.
(b) For the year ended December 31, 2004, includes $6.4 million for the write-off of a financial asset related to a beneficial conversion feature that allowed the holders of convertible debt issued on March 12, 2004 to acquire common shares on April 15, 2004 at $2.00 per share.
(c) Represents costs incurred in pursuing various alternatives to the company's March 12, 2004 refinancing of $200 million of debt and other obligations and costs that resulted from the refinancing and recapitalization of the company.
(d) Represents costs related to initiatives to reduce operating and administrative costs.

-----------------------------------------------------
Note:  These statements are unaudited.



Historical Information
----------------------------------------------------------------------
(In millions, except per-share data)
                                                2004
                                --------------------------------------
                                Qtr 1   Qtr 2   Qtr 3   Qtr 4   Year
----------------------------------------------------------------------

Sales                          $188.9  $191.7  $180.5  $213.1  $774.2
Cost of products sold           156.1   156.2   144.6   169.7   626.6
Cost of products sold related
 to restructuring                   -       -     1.7    (0.3)    1.4
                                ------  ------  ------  ------  ------
  Total cost of products sold   156.1   156.2   146.3   169.4   628.0
                                ------  ------  ------  ------  ------

 Manufacturing margins           32.8    35.5    34.2    43.7   146.2

Other costs and expenses
 Selling and administrative      30.9    30.8    30.8    34.4   126.9
 Refinancing costs                6.4    14.6     0.4       -    21.4
 Restructuring costs              1.1     1.7     0.6     8.2    11.6
 Other - net                      1.4    (0.1)    0.5     1.1     2.9
                                ------  ------  ------  ------  ------
  Total other costs and
   expenses                      39.8    47.0    32.3    43.7   162.8
                                ------  ------  ------  ------  ------

Operating earnings (loss)        (7.0)  (11.5)    1.9       -   (16.6)

Interest expense - net           (7.9)  (15.3)   (6.6)   (7.5)  (37.3)
                                ------  ------  ------  ------  ------

Loss from continuing
 operations before income
 taxes                          (14.9)  (26.8)   (4.7)   (7.5)  (53.9)

Provision (benefit) from
 income taxes                     1.1     1.1     0.8    (5.6)   (2.6)
                                ------  ------  ------  ------  ------

Earnings (loss) from
 continuing operations          (16.0)  (27.9)   (5.5)   (1.9)  (51.3)

Discontinued operations - net
 of income taxes
 Loss from operations (a)        (0.6)   (0.7)      -       -    (1.3)
 Net gain on divestitures           -     0.8       -       -     0.8
                                ------  ------  ------  ------  ------
  Total discontinued
   operations                    (0.6)    0.1       -       -    (0.5)

                               ------- ------- ------- ------- -------
Net earnings (loss)            $(16.6) $(27.8) $ (5.5) $ (1.9) $(51.8)
                                ======  ======  ======  ======  ======

Earnings (loss) per common
 share
 Basic
  Continuing operations        $(0.43) $(0.99) $(0.18) $(0.08) $(1.72)
  Discontinued operations       (0.02)      -       -       -   (0.01)
                                ------  ------  ------  ------  ------
   Net earnings (loss)         $(0.45) $(0.99) $(0.18) $(0.08) $(1.73)
                                ======  ======  ======  ======  ======
 Diluted
  Continuing operations        $(0.43) $(0.99) $(0.18) $(0.08) $(1.72)
  Discontinued operations       (0.02)      -       -       -   (0.01)
                                ------  ------  ------  ------  ------
   Net earnings (loss)         $(0.45) $(0.99) $(0.18) $(0.08) $(1.73)
                                ======  ======  ======  ======  ======

                                                2005
                               ---------------------------------------
                                Qtr 1   Qtr 2   Qtr 3   Qtr 4   Year
----------------------------------------------------------------------

Sales                          $192.3  $208.8  $190.7  $217.1  $808.9
Cost of products sold           160.1   171.0   157.3   174.6   663.0
Cost of products sold related
 to restructuring                   -       -       -       -       -
                               ------- ------- ------- ------- -------
  Total cost of products sold   160.1   171.0   157.3   174.6   663.0
                               ------- ------- ------- ------- -------

 Manufacturing margins           32.2    37.8    33.4    42.5   145.9

Other costs and expenses
 Selling and administrative      33.5    33.7    31.3    35.3   133.9
 Refinancing costs                  -       -       -       -       -
 Restructuring costs              0.4     0.3     0.1     0.8     1.6
 Other - net                     (1.0)    0.2     1.3     0.1     0.5
                               ------- ------- ------- ------- -------
  Total other costs and
   expenses                      32.9    34.2    32.7    36.2   136.0
                               ------- ------- ------- ------- -------

Operating earnings (loss)        (0.7)    3.6     0.7     6.3     9.9

Interest expense - net           (8.2)   (7.0)   (7.7)   (7.4)  (30.3)
                               ------- ------- ------- ------- -------

Loss from continuing operations
 before income taxes             (8.9)   (3.4)   (7.0)   (1.1)  (20.4)

Provision (benefit) from income
 taxes                            0.2     1.0     0.6    (5.6)   (3.8)
                               ------- ------- ------- ------- -------

Earnings (loss) from continuing
 operations                      (9.1)   (4.4)   (7.6)    4.5   (16.6)

Discontinued operations - net
 of income taxes
 Loss from operations (a)           -       -       -       -       -
 Net gain on divestitures           -     0.6     0.7     1.2     2.5
                               ------- ------- ------- ------- -------
  Total discontinued operations     -     0.6     0.7     1.2     2.5

                               ------- ------- ------- ------- -------
Net earnings (loss)             $(9.1)  $(3.8)  $(6.9)   $5.7  $(14.1)
                               ======= ======= ======= ======= =======

Earnings (loss) per common
 share
 Basic
  Continuing operations        $(0.22) $(0.12) $(0.20)  $0.06  $(0.48)
  Discontinued operations           -    0.01    0.02    0.03    0.05
                               ------- ------- ------- ------- -------
   Net earnings (loss)         $(0.22) $(0.11) $(0.18)  $0.09  $(0.43)
                               ======= ======= ======= ======= =======
 Diluted
  Continuing operations        $(0.22) $(0.12) $(0.20)  $0.04  $(0.48)
  Discontinued operations           -    0.01    0.02    0.01    0.05
                               ------- ------- ------- ------- -------
   Net earnings (loss)         $(0.22) $(0.11) $(0.18)  $0.05  $(0.43)
                               ======= ======= ======= ======= =======

(a) In 2005, represents adjustments of reserves related to prior divestitures. For the year ended December 31, 2004, reflects the presentation of Grinding Wheels as a discontinued operation prior to its divestiture in the second quarter.




Historical Segment and Supplemental Information
----------------------------------------------------------------------
(In Millions)
                                                2004
                               ---------------------------------------
                                Qtr 1   Qtr 2   Qtr 3   Qtr 4   Year
----------------------------------------------------------------------

Machinery technologies North
 America
 Sales                         $ 77.3  $ 83.2  $ 77.2  $ 96.7  $334.4
 Operating cash flow (a)          1.4     5.3     5.9    10.8    23.4
 Segment earnings (loss)         (0.6)    3.4     4.1     9.1    16.0
 New orders                      79.1    87.2    80.3    90.5   337.1

Machinery technologies Europe
 Sales                         $ 42.5  $ 42.4  $ 37.5  $ 44.6  $167.0
 Operating cash flow (a)          2.2     2.3     0.8     0.8     6.1
 Segment earnings (loss)          1.1     1.3    (0.3)   (0.2)    1.9
 New orders                      40.0    45.7    36.3    33.0   155.0

Mold technologies
 Sales                         $ 43.3  $ 39.9  $ 39.6  $ 44.3  $167.1
 Operating cash flow (a)          3.0     1.5     2.7     3.8    11.0
 Segment earnings (loss)          1.4    (0.1)    1.1     1.9     4.3
 New orders                      43.0    40.5    39.5    44.8   167.8

Eliminations
 Sales                         $ (0.4) $ (1.5) $ (0.4) $ (1.0) $ (3.3)
 New orders                      (1.3)   (1.0)   (0.2)   (0.1)   (2.6)

 Total plastics technologies
  Sales                        $162.7  $164.0  $153.9  $184.6  $665.2
  Operating cash flow (a)         6.6     9.1     9.4    15.4    40.5
  Segment earnings                1.9     4.6     4.9    10.8    22.2
  New orders                    160.8   172.4   155.9   168.2   657.3

Industrial fluids
 Sales                         $ 26.2  $ 27.7  $ 26.6  $ 28.5  $109.0
 Operating cash flow (a)          3.0     3.9     3.3     0.8    11.0
 Segment earnings                 2.5     3.4     2.8     0.5     9.2
 New orders                      26.2    27.8    26.6    28.5   109.1

Total continuing
 operations (b)
 Sales                         $188.9  $191.7  $180.5  $213.1  $774.2
 Operating cash flow (a)          5.8     9.9     9.6    12.8    38.1
 Segment earnings                 4.4     8.0     7.7    11.3    31.4
 Refinancing costs (c)           (6.4)  (14.6)   (0.4)      -   (21.4)
 Restructuring costs (d)         (1.1)   (1.7)   (2.3)   (7.9)  (13.0)
 Corporate expenses              (3.3)   (2.9)   (2.6)   (3.1)  (11.9)
 Other unallocated
  expenses (e)                   (0.6)   (0.3)   (0.5)   (0.3)   (1.7)
                                ------  ------  ------  ------  ------
 Operating earnings (loss)       (7.0)  (11.5)    1.9       -   (16.6)
  Percent of sales               -3.7%   -6.0%    1.1%    0.7%   -2.1%
 New orders                     187.0   200.2   182.5   196.7   766.4
 Ending backlog                  89.5    97.7   100.1    87.3    87.3



----------------------------------------------------------------------
(In Millions)
                                                 2005
                                 -------------------------------------
                                Qtr 1   Qtr 2   Qtr 3   Qtr 4   Year
----------------------------------------------------------------------

Machinery technologies North
 America
 Sales                         $ 87.1  $ 95.4  $ 86.7  $107.3  $376.5
 Operating cash flow (a)          3.5     6.5     5.8     7.2    23.0
 Segment earnings (loss)          1.9     4.9     4.3     5.6    16.7
 New orders                      94.9   100.7    89.2   101.7   386.5

Machinery technologies Europe
 Sales                         $ 34.3  $ 41.5  $ 36.8  $ 36.9  $149.5
 Operating cash flow (a)         (1.2)    0.6    (0.5)    0.5    (0.6)
 Segment earnings (loss)         (2.2)   (0.5)   (1.5)   (0.7)   (4.9)
 New orders                      35.4    42.7    34.2    40.3   152.6

Mold technologies
 Sales                         $ 44.2  $ 44.4  $ 40.6  $ 44.2  $173.4
 Operating cash flow (a)          3.7     2.1     0.7     3.4     9.9
 Segment earnings (loss)          2.3     0.7    (0.7)    1.6     3.9
 New orders                      45.1    43.4    40.7    44.5   173.7

Eliminations
 Sales                         $ (0.3) $ (0.6) $ (0.5) $ (1.3) $ (2.7)
 New orders                      (0.4)   (0.5)   (0.4)   (1.0)   (2.3)

 Total plastics technologies
  Sales                        $165.3  $180.7  $163.6  $187.1  $696.7
  Operating cash flow (a)         6.0     9.2     6.0    11.1    32.3
  Segment earnings                2.0     5.1     2.1     6.5    15.7
  New orders                    175.0   186.3   163.7   185.5   710.5

Industrial fluids
 Sales                         $ 27.0  $ 28.1  $ 27.1  $ 30.0  $112.2
 Operating cash flow (a)          1.9     2.4     2.2     4.4    10.9
 Segment earnings                 1.4     1.9     1.8     4.0     9.1
 New orders                      27.0    28.2    27.1    29.8   112.1

Total continuing
 operations (b)
 Sales                         $192.3  $208.8  $190.7  $217.1  $808.9
 Operating cash flow (a)          4.2     8.5     5.2    12.1    30.0
 Segment earnings                 3.4     7.0     3.9    10.5    24.8
 Refinancing costs (c)              -       -       -       -       -
 Restructuring costs (d)         (0.4)   (0.3)   (0.1)   (0.8)   (1.6)
 Corporate expenses              (3.5)   (3.0)   (3.0)   (3.3)  (12.8)
 Other unallocated
  expenses (e)                   (0.2)   (0.1)   (0.1)   (0.1)   (0.5)
                                ------  ------  ------  ------  ------
 Operating earnings (loss)       (0.7)    3.6     0.7     6.3     9.9
  Percent of sales               -0.4%    1.7%    0.4%    2.9%    1.2%
 New orders                     202.0   214.5   190.8   215.3   822.6
 Ending backlog                  96.0    99.2    99.6    96.5    96.5



(a) Represents EBITDA (earnings before interest, income taxes, depreciation and amortization) before refinancing costs and restructuring costs.
(b) Reflects the presentation of Grinding Wheels as a discontinued operation in 2004.
(c) Represents costs incurred in pursuing various alternatives to the company's March 12, 2004 refinancing of $200 million of debt and other obligations and costs that resulted from the refinancing and recapitalization of the company.
(d) Represents costs related to initiatives to reduce operating and administrative costs.
(e) Other unallocated expenses include financing costs including costs related to the sale of accounts receivable prior to March 12, 2004.


                                            Updated: February 24, 2006


Note: The amounts below are approximate working estimates , around which an even wider range of numbers could be used for financial modeling purposes. These estimates, by their nature, involve a great number of risks and uncertainties. Actual results may differ as these risks and uncertainties could significantly impact the company's markets, products, and operations. For further information please refer to the Cautionary Statement included in Item 2 of the company's most recent Form 10-Q on file with the Securities and Exchange Commission.

----------------------------------------------------------------------
                                                        Quarter Ended
                                                       ---------------
(In millions)                                           Mar. 31, 2006
----------------------------------------------------------------------

Projected profit & loss items
  Sales  (1)                                               $195 - 210
   Total plastics technologies                              170 - 180
   Industrial fluids                                          25 - 30
  Segment earnings
   Total plastics technologies                              1.5 - 3.5
   Industrial fluids                                            1 - 2
  Corporate expenses                                            3 - 4
  Interest expense - net                                        7 - 8
  Provision for income taxes                                        1
  Restructuring costs                                           3 - 4
  Loss after tax  (2)                                       (14) - (9)
  Average shares outstanding - basic                          48 - 49
  Average shares outstanding - diluted                      106 - 107

Projected cash flow & balance sheet items
  Depreciation                                                  4 - 5
  Primary working capital - increase (decrease)  (3)          10 - 12
  Cash pension contribution                                less than 1
  Capital expenditures                                          4 - 5
  Cash interest                                            less than 1
  Cash dividends                                           less than 1
  Cash tax refunds                                                  1
  Cash restructuring                                            1 - 2

 1 Decreased over the same period a year ago due to the weakening of the Euro of approximately $6.4 million in quarter ended Mar. 31, 2006.

 2 Includes $3.3 million of expenses related to the U.S. defined benefit plan in quarter ended Mar. 31, 2006 (versus $2.8 million in quarter ended Mar. 31, 2005).

    Includes $1.0 million of expenses related to Sarbanes-Oxley compliance in the quarter ended Mar. 31, 2006 (versus $1.4 million in quarter ended Mar. 31, 2005).

 3  inventory + receivables - trade payables - advance billings

Comments & explanations

Assumes quarter ended Dec. 31, 2005 foreign exchange rates (e.g., USD/EUR = 1.18310), and no further acquisitions or divestitures.




     CONTACT: Milacron Inc.
              Al Beaupre, 513-487-5918